Exhibit 10.9

AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT

among

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND THE OTHER PERSONS SIGNATORY HERETO AS BORROWERS

as Borrowers

and

CH CAPITAL LENDING, LLC,

as Administrative Agent

and

CH CAPITAL LENDING, LLC,

as Lender

dated effective as of July 31, 2022

AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT (this “Amendment”) dated effective as of July 31, 2022 (the “Effective Date”) is made by and among HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“HOF Resort & Entertainment”), HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Newco”), HOF VILLAGE STADIUM, LLC, a Delaware limited liability company (“HOF Stadium”), and HOF VILLAGE YOUTH FIELDS, LLC, a Delaware limited liability company (“HOF Youth Fields”; each of HOF Resort & Entertainment, Newco, HOF Stadium, and HOF Youth Fields is individually referred to herein as a “Borrower,” and they are collectively referred to herein as “Borrowers”), CH CAPITAL LENDING, LLC, a Delaware limited liability company, as the current Administrative Agent for the current Lender (in such capacity, “Administrative Agent”) and CH CAPITAL LENDING, LLC, a Delaware limited liability company, as the current Lender (in such capacity, “Lender”).

PRELIMINARY STATEMENTS:

A. Borrowers, Administrative Agent, and Lender are parties to the Term Loan Agreement, dated as of December 1, 2020, as amended by the Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, as assigned to Administrative Agent and Lender on March 1, 2022 pursuant to that certain Assignment of Loan and Loan Documents, dated as of March 1, 2022, by and among Aquarian Credit Funding LLC, as the previous Administrative Agent, Investors Heritage Life Insurance Company, as the previous Lender, and CH Capital Lending, LLC, as Administrative Agent and Lender, as affected by that certain Assumption and Joinder Agreement, dated as of March 1, 2022, executed and delivered by HOF Youth Fields to Administrative Agent and Lender, and as further amended by that certain Amendment Number 6 to Term Loan Agreement, dated as of March 1, 2022, by and among Borrowers, Administrative Agent, and Lender (all of the foregoing, collectively, the “Existing Loan Agreement”). The Existing Loan Agreement, as amended by this Amendment, and as it may be further amended, restated, supplemented, waived, assigned, or otherwise modified from time to time is referred to herein as the “Loan Agreement”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. The outstanding principal balance of the Loan, as of April 29, 2022, was $8,347,383.59.

C. Administrative Agent, Borrowers, and Lender desire to amend the Loan Agreement as set forth in this Amendment. Among other things, as contemplated by Section 12 of Amendment Number 6, Administrative Agent, Borrowers, and Lender wish to (i) increase the outstanding principal balance of the Loan, to reflect advances made by Lender to pay the legal fees and costs incurred by Administrative Agent, Lender, JKP, IRG, LLC, and their respective affiliates in connection with the transactions related to Amendment Number 6 and this Amendment, (ii) terminate the Deposit Control Account Agreement for the Interest Reserve Account, and (iii) authorize The Huntington National Bank (which currently holds the Interest Reserve Account) to disburse all amounts remaining in the Interest Reserve Account to Administrative Agent, for the benefit of Lender, with such amounts to be applied towards the outstanding principal balance of the Loan.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions Restated. Section 1.01 of the Loan Agreement is hereby amended by deleting the following terms in their entirety and replacing them with the following:

“Letter Agreement” shall mean the assigned, amended and restated letter agreement, dated April 26, 2022, among Lead Borrower, Stuart Lichter and Midwest Lender Fund, LLC.

“Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund Loans, and “Loan Commitments” shall mean such commitments of all of Lenders in the aggregate. The amount of each Lender’s Loan Commitment, if any, is set forth on Schedule 2.01 or in the applicable Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Loan Commitment as of July 31, 2022 is $8,751,762.89.

“Note” means that certain Amended and Restated Promissory Note, dated July 31, 2022, in the original principal amount of $8,751,762.89, executed by Borrowers in favor of Lender, as amended, restated, supplemented, waived, assigned, or otherwise modified from time to time.

“Permitted Equity Issuance” means any Equity Issuance of (a) up to 24,731,195 shares of HOFREC Common Stock issuable upon the exercise of Existing Warrants, (b) up to 5,812,727 shares of HOFREC Common Stock under the 2020 Omnibus Incentive Plan provided that the number of shares of HOFREC Common Stock for such purpose may be increased (if the 2020 Omnibus Incentive Plan is modified to allow it) by up to 2,500,000 additional shares of common stock, (c) up to 10,645,000 shares of HOFREC Common Stock for future issuance upon conversion or redemption of the PIPE Notes, including approximately 3,000,000 shares of such common stock issuable upon exercise of warrants that would be issued in connection with such redemption pursuant to the PIPE Note Redemption Warrant Agreement and PIPE Note Purchase Agreement, (d) up to 10,036,925 shares of HOFREC Common Stock issuable upon the exercise of Series C Warrants, (e) up to 75,000 shares of common stock reserved for future issuance as payment to Brand X under the Brand X Services Agreement, (f) any Equity Issuance required pursuant to the terms of the Employment Agreements or employment offer letters, if any, (g) up to 2,450,980 shares of HOFREC Common Stock issuable upon the exercise of Series D Warrants, (h) the Nov 2020 Equity Raise, (i) any PEIC Raise, (j) up to 52,800 shares of Series A Preferred Stock, (k) up to 15,200 shares of Series B Preferred Stock and up to 4,901,961 shares of HOFREC Common Stock issuable upon conversion of Series B Preferred Stock, (l) 330,000 shares of HOFREC Common Stock issued to Lender as of March 1, 2022, (m) up to 15,000 shares of Series C Preferred Stock and up to 10,000,000 shares of HOFREC Common Stock issuable upon conversion of Series B Preferred Stock, (n) up to 1,500,000 shares of HOFREC Common Stock issuable upon the exercise of Series E Warrants, (o) up to 1,500,000 shares of HOFREC Common Stock issuable upon the exercise of Series F Warrants, (p) up to 125,000 shares of HOFREC Common Stock issuable upon the exercise of Series G Warrants, (q) 125,000 shares of HOFREC Common Stock issued to IRG, LLC as of March 1, 2022, (r) 405,000 shares of HOFREC Common Stock issued to JKP Financial, LLC as of March 1, 2022, (s) 125,000 shares of HOFREC Common Stock to be issued to Midwest Lender Fund, LLC pursuant to the Letter Agreement, (t) HOFREC Common Stock issuable upon conversion of the Loan, (u) HOFREC Common Stock issuable upon conversion of the IRG Split Note, (v) HOFREC Common Stock issuable upon conversion of the JKP Split Note, (w) HOFREC Common Stock issuable upon conversion of the JKP Note, (x) up to $50 million in shares of HOFREC Common Stock issued under Lead Borrower’s “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act and (y) any Equity Issuance expressly approved by Administrative Agent in writing, in its sole and absolute discretion.

“Permitted Indebtedness” shall mean (a) the PIPE Notes, (b) any Indebtedness pursuant to the EME Customer Contract to make EME Installment Payments, (c) the Existing Guarantees, (d) the TDD BANs (and any Guarantee issued by any Borrower required in connection with the TDD BANs), (e) the TIF Bonds, (f) all Indebtedness pursuant to Permitted Redemption Rights, (g) the JKP Note, (h) the Mezzanine (IRG) Note, (i) the IRG Split Note, (j) the JKP Split Note, (k) the ErieBank Loan, (l) the PACE Funds, (m) the EB-5 Guaranty, (n) the HOF Village CFP Loan, and (o) any other Indebtedness expressly approved by Administrative Agent in writing, in its sole and absolute discretion.

“Series G Warrant” shall mean the Series G warrant to purchase 125,000 shares of HOFREC Common Stock issued by the Company to Midwest Lender Fund, LLC.

SECTION 2. New Definitions. Section 1.01 of the Loan Agreement is hereby amended by adding the following terms:

“Amendment Number 7” means that certain Amendment Number 7 to Term Loan Agreement, dated effective as of July 31, 2022, by and among Borrowers, Administrative Agent, and Lender (amending this Agreement).

“HOF Village CFP Loan” shall mean the loan from Midwest Lender Fund, LLC to HOF Village Center for Performance, LLC, in the original principal amount of $4,000,000, secured by the project commonly known as the Center for Performance.

SECTION 3. Deleted Terms. The following term defined in Section 1.01 of the Loan Agreement and all references thereto are hereby deleted: “Buckeye Loan.”

SECTION 4. Outstanding Principal Balance. Administrative Agent, Borrowers, and Lender hereby acknowledge and agree that, as of the Effective Date (July 31, 2022), the outstanding principal balance of the Loan (before application of the amounts in the Interest Reserve Account towards the outstanding Loan balance, as set forth in Section 5 of this Amendment) is $8,751,762.89.

SECTION 5. Interest Reserve Account.

(a) Pursuant to Amendment Number 6, Administrative, Borrowers, and Lender agreed to terminate the Deposit Control Account Agreements for the Interest Reserve Account. In furtherance of such termination, Administrative Agent, Borrowers, and Lender hereby (i) authorize The Huntington National Bank (which currently holds the Interest Reserve Account) to disburse all amounts remaining in the Interest Reserve Account to Administrative Agent, for the benefit of Lender, and (ii) agree that such amounts disbursed from the Interest Reserve Account shall, upon Administrative Agent’s receipt thereof, be applied towards the outstanding principal balance of the Loan.

(b) Each of the parties hereto shall, from time to time at the request of another party: furnish the other party such further information or assurances; execute and deliver such additional documents, instruments, and conveyances; and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Amendment and give effect to the transactions contemplated hereby.

SECTION 6. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Amendment may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Amendment, nor any part or provision of this Amendment, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record.

SECTION 7. No Other Changes; Ratification. Except as specifically amended hereby, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, provisions and conditions of the Loan Agreement and the Loan Documents are hereby ratified and confirmed in all respects.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrowers:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

HOF VILLAGE NEWCO, LLC,
HOF VILLAGE STADIUM, LLC,
HOF VILLAGE YOUTH FIELDS, LLC,
each a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

[Signatures Continue on Next Page]

[Signature Page to Amendment Number 7 to Term Loan Agreement]

Administrative Agent:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

	By:	/s/ John A. Mase
		Name:	John A. Mase
		Title:	Chief Executive Officer

Lender:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

	By:	/s/ John A. Mase
		Name:	John A. Mase
		Title:	Chief Executive Officer

[Signature Page to Amendment Number 7 to Term Loan Agreement]